                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED BY
                                                RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          SYNAGRO TECHNOLOGIES, INC.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:________
     (2) Aggregate number of securities to which transaction applies:___________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):____________
     (4) Proposed maximum aggregate value of transaction:_______________________
     (5)  Total fee paid: ________________________

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ________________________
     (2) Form, Schedule or Registration Statement No.: ________________________
     (3) Filing Party: ________________________
     (4) Date Filed: ________________________

Notes:

Reg. (S) 240.14a-101.

                          [SYNAGRO LOGO APPEARS HERE]


                           Synagro Technologies, Inc.
                         1800 Bering Drive, Suite 1000
                             HOUSTON, TEXAS  77057


                                                              September 27, 2000



Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of Synagro Technologies, Inc. to be held at 1800 Bering Drive, Suite 1000, Houston, Texas 77057, at 2:00 p.m., local time, on Tuesday, October 31, 2000.

     Matters to be considered and acted upon by the stockholders include the (i) election of six directors, (ii) the approval and adoption of the 2000 Stock Option Plan, and (iii) any other matters that may properly come before the meeting. These matters and the procedures for voting your shares are discussed in the accompanying Notice of Annual Meeting and Proxy Statement.

     We urge each stockholder, whether or not intending to attend the meeting in person, to execute the enclosed proxy and return it promptly in the enclosed envelope. Returning a proxy will not prevent a stockholder from voting in person at the meeting.

                                    Sincerely,



                                    Alvin L. Thomas II
                                    Secretary

                           SYNAGRO TECHNOLOGIES, INC.
                         1800 Bering Drive, Suite 1000
                             Houston, Texas  77057

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be Held October 31, 2000
                             ______________________

     Notice is hereby given that the annual meeting (the "Annual Meeting") of the stockholders of Synagro Technologies, Inc. (the "Company") will be held at the Company's offices at 1800 Bering Drive, Suite 1000, Houston, Texas 77057 on Tuesday, October 31, 2000, at 2:00 p.m., local time, Houston, Texas, for the following purposes:

     1. To elect a board of six directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified;

     2.  To approve and adopt the 2000 Stock Option Plan; and

     3. To transact such other business as may properly be presented at the Annual Meeting.

     A record of the stockholders has been taken as of the close of business on September 14, 2000, and only those stockholders of record on that date will be entitled to notice of and to vote at the Annual Meeting.

     Your participation in the Company's affairs is important. To ensure your representation, if you do not expect to be present at the Annual Meeting in person, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY in the enclosed postage-prepaid envelope which has been provided for your convenience.

                                    By Order of the Board of Directors,


                                    Alvin L. Thomas II
                                    Secretary
Houston, Texas
September 27, 2000


                                   IMPORTANT
                                   ---------

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL THE PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES. A STOCKHOLDER MAY, IF SO DESIRED, REVOKE HIS PROXY AND VOTE HIS SHARES IN PERSON AT THE ANNUAL MEETING.

                          SYNAGRO TECHNOLOGIES, INC.
                         1800 Bering Drive, Suite 1000
                             Houston, Texas  77057

                                PROXY STATEMENT
                          ANNUAL STOCKHOLDERS MEETING
                          To be held October 31, 2000


     This Proxy Statement is being mailed to stockholders commencing on or about September 27, 2000, in connection with the solicitation by the board of directors of Synagro Technologies, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the annual meeting (the "Annual Meeting") of stockholders to be held in Houston, Texas on October 31, 2000, and upon any adjournment thereof, for the purposes set forth in the accompanying Notice. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as the holders of the proxies. Proxies marked as abstaining on any matter to be acted on by the stockholders will be treated as present at the Annual Meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. Any proxy on which no direction is specified will be voted (a) for the election of each of the nominees for director named herein and (b) for the approval and adoption of the 2000 Stock Option Plan. A stockholder may revoke a proxy by: (i) delivering to the Company written notice of revocation, (ii) delivering to the Company a proxy signed on a later date or (iii) voting in person at the Annual Meeting.

     As of September 14, 2000, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote 19,435,780 shares of the Company's common stock, par value $.002 per share (the "Common Stock") and an aggregate of 69,792.287 shares of the Company's Series D Preferred Stock and Series E Preferred Stock, par value $.002 per share (collectively, the "Preferred Stock"). Each share of Common Stock entitles the holder to one vote on each matter presented to the stockholders. Each share of Preferred Stock is entitled to one vote for each share of Common Stock issuable upon conversion of the Preferred Stock as of the record date. As of the record date, the outstanding Preferred Stock was convertible into an aggregate of 28,399,221 shares of Common Stock, meaning an aggregate of 47,835,001 votes may be cast at the Annual Meeting. The Common Stock and the Preferred Stock vote together as a single class on all matters.

                      ITEM NO. 1 - ELECTION OF DIRECTORS

     At the Annual Meeting, six nominees are to be elected, each director to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. The persons named in the accompanying proxy have been designated by the board of directors and, unless authority is withheld, they intend to vote for the election of the nominees named below to the board of directors. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy, or the board may be reduced accordingly; however, the board of directors is not aware of any circumstances likely to render any nominee unavailable.

NOMINEES

     Certain information concerning the nominees is set forth below:

                                                                                                                     DIRECTOR
              NAME                                         POSITION                             AGE                   SINCE
---------------------------------       --------------------------------------------        ---------        ---------------------
Ross M. Patten                             Director, Chairman of the Board and                  56                    1998
                                           Chief Executive Officer
Kenneth Ch'uan-k'ai Leung                  Director                                             55                    1998
Alfred Tyler, 2nd                          Director                                             57                    1998
Gene Meredith                              Director                                             58                    1998
David Donnini                              Director                                             35                    2000
Vincent J. Hemmer                          Director                                             31                    2000

     Ross M. Patten was appointed by the board of directors as Chief Executive Officer in February 1998. He was subsequently appointed to the position of Chairman of the Board in August 1998. Prior to joining the Company, Mr. Patten enjoyed a 17-year career at Browning-Ferris Industries, where he last served as Divisional Vice President - Corporate Development. He also served as Executive Vice President for Development of Wheelabrator Technologies, a Waste Management, Inc. subsidiary, and Director and Vice President - Business Development at Resource NE, Inc., prior to its acquisition by Waste Management, Inc. Mr. Patten is a founder, principal and managing director of Bedford Capital, an investment firm specializing in environmental companies, and of Bedford Management, which provides consulting services to publicly held waste management and environment related companies in the areas of growth and acquisition strategy, formation and implementation.

     Kenneth Ch'uan-k'ai Leung is a managing director of investment banking at Sanders Morris Harris and is the Chief Investment Officer of the Environmental Opportunities Fund, Ltd. Additionally, he is the Editor of Environmental Review. Previously, Mr. Leung was associated with Smith Barney for 17 years, and before that with F. Eberstadt & Co. Inc., Chemical Bank and Chase Manhattan Bank. Mr. Leung serves on the boards of Zahren Alternative Power Corp., Independent Environmental Services, Inc., Capital Environmental Resources, Inc. and Avista Resources, Inc.

     Alfred Tyler, 2nd has over 20 years experience in the environmental services industry, most recently as the President and Chief Executive Officer of Enviro-Gro Technologies, a provider of sludge management services. In late 1992, Enviro-Gro was sold to Wheelabrator Technologies. Mr. Tyler also heads a private investment company, is president of a landfill and construction company, and is a partner and managing director of Bedford Capital Corp., a New York environmental consulting firm. Mr. Tyler also serves as a director of US Liquids, Inc.

     Gene Meredith served more than 15 years in senior management roles in the solid waste industry. He was a Regional Vice President at Browning-Ferris Industries, Inc., and Chairman, President and CEO of Mid-American Waste Systems. He previously served as a director of USA Waste Services, Envirofil, Inc., and as a general manager of a waste company in St. Paul, Minnesota. Mr. Meredith also has a law degree, and spent five years as Senior Partner at Meredith & Addicks in St. Paul, Minnesota.

    David A. Donnini is currently a principal and member with GTCR Golder Rauner, L.L.C. ("GTCR"). He previously worked as an associate consultant with Bain & Company. Mr. Donnini earned a BA in Economics, summa cum laude, Phi Beta Kappa with distinction, from Yale University and an MBA from Stanford University where he was the Robichek Finance Award recipient and an Arjay Miller Scholar. Mr. Donnini is a director of various companies including American Sanitary, Cardinal Logistics Management, FutureNext Consulting, U.S. Aggregates, and U.S. Fleet Services.

    Vincent J. Hemmer is currently a vice president with GTCR. Mr. Hemmer previously worked as a consultant with The Monitor Company. He earned a BS in Economics, magna cum laude, and was a Benjamin Franklin Scholar at The Wharton School of the University of Pennsylvania. Mr. Hemmer received his MBA from Harvard University. Mr. Hemmer serves as a director of several companies including Hawkeye Communications and Global Passenger Services.

BOARD ACTIVITY, STRUCTURE AND COMPENSATION

    The Company's operations are managed under the broad supervision and direction of the board of directors, which has the ultimate responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. During 1999, the board of directors met or acted by written consent on eight regularly or specially scheduled occasions.

    The board of directors has audit, compensation, executive and nominating committees. The audit committee consists of Mr. Meredith and Mr. Tyler, and met on one occasion in 1999. For information regarding the audit committee, see "Auditor." The compensation committee consists of Messrs. Meredith, Tyler and Donnini, and met on one occasion in 1999. The compensation committee administers the Company's compensation plans and recommends officers' compensation for board approval. The executive committee consists of Messrs. Patten, Leung and Tyler, and met on four occasions in 1999. The executive committee acts on behalf of the full board in between board meetings. The nominating committee consists of Mr. Patten and Mr. Meredith, and met on one occasion in 1999. Stockholders who may wish to suggest individuals for possible future consideration for board positions should direct recommendations to the board of directors at the Company's principal offices. Each director attended at least 75% of all meetings of the board and meetings of board committees during 1999.

    Each director who is not otherwise compensated by the Company for service as an officer of the Company is paid for travel expenses, if any. Directors are compensated $1,000 for attendance at each board committee meeting and $2,000 for each board meeting. Additionally, upon their initial appointment or election, a grant of an option to acquire 50,000 shares of common stock, which vests 16,666 upon grant and 16,667 shares on each of the first and second anniversaries of the date of the grant, can be awarded. Each board member has the right to elect to receive options in lieu of cash compensation for board and committee meetings attended, at an exercise price equal to market value of the common stock on the trading day immediately preceding the date of the meeting. During 1999, the board granted 25,432 options to Mr. Leung, 25,432 to Mr. Meredith, and 25,432 to Mr. Tyler.

EXECUTIVE OFFICERS

     Executive officers of the Company generally serve at the pleasure of the board of directors and are subject to annual appointment by the board at its first meeting following the annual meeting of stockholders. The Company's executive officers as of September 17, 2000, are:

     Randall S. Tuttle, 36,  was appointed President and Chief Operating Officer
- Operating Division for Synagro in August 2000. Previously, he served as President and Chief Operating Officer of Synagro since January 2000. Prior to joining Synagro, Mr. Tuttle served as President of AMSCO, Inc., the leading provider of residuals management, recycling and land application services in the Southeastern United States. Mr. Tuttle joined Synagro in connection with the acquisition of AMSCO in April 1999 and became a Regional Vice President responsible for all of Synagro's operations in the Southeast. Mr. Tuttle is a 1985 graduate of Duke University with degrees in Political Science and Economics.

     Mark A. Weidman, 43, was appointed President and Chief Operating Officer - Processing Division for Synagro in August 2000 after the Bio Gro acquisition. Mr. Weidman was the President of the Bio Gro Division of Wheelabrator Water Technologies Inc. Mr. Weidman holds a B.S. in Water Resources Engineering Technology from Pennsylvania State University. He is a Registered Professional Engineer in the states of New Hampshire, Pennsylvania and Maryland.

     J. Paul Withrow, 34, was appointed Executive Vice President and Chief Financial Officer during 1999. Mr. Withrow was previously Vice President and Chief Accounting Officer of Integrated Electrical Services, Inc., which is a leading national provider of electrical contracting and maintenance services. Prior to that, Mr. Withrow was a Senior Audit Manager at Arthur Andersen L.L.P. Mr. Withrow is a Certified Public Accountant and received his Bachelor of Business Administration in Accounting from the University of Houston.

     Alvin L. Thomas II, 34, was appointed Executive Vice President and General Counsel during 1998. Mr. Thomas practiced law with the national law firm of Littler Mendelson, P.C. prior to joining the Company. Mr. Thomas also practiced law with the international law firm of Fulbright & Jaworski, L.L.P. Mr. Thomas received his law degree from the University of Pittsburgh School of Law and an LL.M. in Taxation from New York University School of Law. His legal background is broad-based with emphasis in tax law, employment law, corporate law and litigation.

     Mark A. Rome, 34, was appointed Executive Vice President and Chief Development Officer during 1998. Mr. Rome, an attorney and CPA, joined the Company from Sanders Morris Mundy, an investment banking firm specializing in industry consolidations. He previously practiced tax and corporate law at Fulbright & Jaworski, L.L.P., an international law firm headquartered in Houston. Mr. Rome received his law degree from the University of Texas School of Law and a Master's in Professional Accounting from the University of Texas Graduate School of Business.

     Paul C. Sellew, 42, was appointed Executive Vice President Technical Services and Product Development in January 2000; Mr. Sellew had acted as President and Chief Operating Officer for the Company since 1998. Mr. Sellew has extensive experience in organic materials management. He was the Founder and former President and Chairman of the Board of Earthgrow, Inc., the second largest commercial composting company in the country prior to its sale in February 1998. In addition, Mr. Sellew's business ventures have included International Process Systems, Inc. a composting technology company, and ALLGro Inc., a composting marketing company, both of which were sold to Wheelabrator Technologies, Inc. in 1991.

MANAGEMENT STOCKHOLDINGS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock at September 17, 2000, by (i) all current directors, (ii) the Named Executives and (iii) all directors and all executive officers as a group.

                                                            NUMBER OF                    PERCENT
        NAME OF PERSON OR IDENTITY OF GROUP                 SHARES(1)                    OF CLASS
 ----------------------------------------------      ---------------------       ---------------------
    Ross M. Patten.............................              585,050                        2.9%

    Kenneth Ch'uan-k'ai Leung..................            1,317,501(2)                     6.8%

    Gene Meredith..............................               67,268                         *

    Alfred Tyler, 2nd..........................               67,268                         *

    David A. Donnini...........................           25,497,436(3)                    56.7%

    Vincent J. Hemmer..........................                   --                         *

    Paul C. Sellew.............................              210,000                        1.1%

    Mark A. Rome...............................              300,030                        1.5%

    Alvin L. Thomas II.........................              140,415                         *

    All directors and executive officers
    as a group (12 persons)....................           29,975,746(4)                    64.5%

__________________________
*    Less than 1% of outstanding shares.
(1)  Includes shares underlying stock options, as follows: Mr. Patten--585,050; Mr. Leung--67,501; Mr. Meredith--50,602; Mr. Tyler--
     67,268, Mr. Sellew--200,000; Mr. Rome--300,030; Mr. Thomas--140,070; and 133,400 for all other executive officers.
(2)  Includes 137,875 shares and 1,112,125 shares owned by Environmental Opportunities Fund (Cayman), L.P. and Environmental
     Opportunities Fund, L.P., respectively. Mr. Leung is the chief investment officer of these investment funds.
(3)  Includes 25,497,436 shares of Common Stock underlying an aggregate of 62,537.819 shares of Series D and E Convertible Preferred
     Stock held by GTCR, of which Mr. Donnini is a principal.
(4)  Includes (without duplication) all shares referred to above.


VOTE REQUIRED FOR ELECTION

     The six nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for election by the holders of Common Stock and Preferred Stock of record shall be the duly elected directors upon completion of the vote tabulation at the Annual Meeting, provided a majority of the outstanding shares as of the record date are present in person or by proxy at the meeting. Votes will be tabulated by Georgeson Shareholder Communications, Inc., and the results will be certified by election inspectors who are required to resolve impartially any interpretive questions as to the conduct of the vote. Under applicable provisions of the Company's bylaws, any proxy containing an abstention from voting for any nominee will be sufficient to represent the shares at the meeting for purposes of determining whether a quorum is present but will count neither as a vote for nor against any nominee with respect to whom the holder has abstained from voting. In tabulating votes, a record will be made of the number of shares voted for each nominee, the number of shares with respect to which authority to vote for that nominee has been withheld, and the number of shares held of record by broker-dealers and present at the Annual Meeting but not voting.

     The board of directors recommends that the stockholders vote FOR the election of each of the nominees listed on page 2.


                ITEM NO. 2 - ADOPTION OF 2000 STOCK OPTION PLAN

     The board of directors of the Company has unanimously adopted resolutions approving and submitting to a vote of the stockholders approval of the Synagro Technologies, Inc. 2000 Stock Option Plan (the "Plan"). The discussion of the material terms of the Plan herein is qualified in its entirety by reference to the Plan set forth as Exhibit A.

SUMMARY OF PROPOSED PLAN

     While the Company has been successful in attracting and retaining qualified personnel, the Company believes that its future success will depend in part on its continued ability to attract and retain highly qualified personnel. The Company pays wages and salaries which it believes are competitive, and it has group health and life insurance plans. The Company also believes that equity ownership is an important factor in its ability to attract and retain skilled personnel, and in a unanimous written consent of the Board of Directors dated August 29, 2000, the board of directors adopted the Plan pursuant to which awards may be granted to officers, directors, employees, independent contractors, consultants and other persons providing significant services to the Company. There shall be reserved for issuance upon the exercise of awards the greater of (i) 7,200,000 shares of Common Stock and (ii) 15% of the total number of fully diluted shares of Common Stock on the last day of each calendar quarter as if all shares of convertible preferred stock of the Company have been converted. As of September 17, 2000, the number of shares reserved for issuance would be 7,200,000. If the Plan is approved by the stockholders, (i) the Company will grant no more options under its 1993 Stock Option Plan, and (ii) options for an aggregate of 263,659 shares issued outside of the 1993 Stock Option Plan will be assumed and continued, with modification as necessary, under the Plan.

     The maximum number of shares with respect to which options may be granted each calendar year to an employee shall be 1,000,000. If an award under the Plan expires or terminates without having been exercised in full, the unpurchased shares subject thereto will again be available for purposes of the Plan. The exercise price and number of shares subject to awards granted under the Plan are subject to adjustment upon a stock dividend, split-up, consolidation, recapitalization, reorganization or like event.

     The purpose of the Plan is to provide an incentive to officers, directors, employees, independent contractors, and consultants of the Company to remain in the employ of, provide services to, and contribute to the success of the Company. The awards granted under the Plan may be either nonstatutory stock options, Incentive Stock Options (as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), or stock appreciation rights ("SARs"). Each award will be evidenced by a written Incentive Agreement. The Plan will be administered by a Committee of the board of directors, which Committee may be the Compensation Committee or any subcommittee of the Compensation Committee. The Committee must consist of not less than two directors who fulfill the "non-employee director" requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and the "outside director" requirements of Section 162(m) of the Code. The Committee has the exclusive power to select the participants in the Plan, to establish the terms of the options granted to each participant, and to make all determinations necessary or advisable under the Plan.

     Awards granted under the Plan generally are not transferable except by will or the laws of descent and distribution, or for nonstatutory stock options, pursuant to a qualified domestic relations order, and are exercisable during the grantee's lifetime only by him (or, in the case of a transfer pursuant to a qualified domestic relations order, by the transferee under such order) and after death, by his personal representative or by the person entitled thereto under his will or the laws of intestate succession.

     In the event the grantee's employment is terminated upon death or disability, any vested award will expire on the earlier of (i) the expiration date set forth in the Incentive Agreement or (ii) the first anniversary of the grantee's termination; provided, however, that in no case shall an Incentive Agreement provide for the expiration before six months after the termination of the grantee's employment. Upon the retirement of any officer, director or employee, any vested award shall expire on the earlier of (i) the expiration date set forth in the Incentive Agreement or (ii) the expiration of three months after the date of retirement. Upon termination of a grantee's employment or other relationship with the Company for reasons other than death or disability or retirement, any vested awards will expire 30 days after the date of such termination. Any non-vested portion of any award granted outstanding on the date of termination shall immediately terminate and no further vesting shall occur.

     Incentive Stock Options shall be granted only to employees of the Company. The exercise price of Incentive Stock Options granted under the Plan may not be less than 100% of the fair market value of the Common Stock of the Company on the date of the grant. With respect to any grantee who owns more than 10% of the Company's outstanding Common Stock, the exercise price of any Incentive Stock Option granted must be equal to at least 110% of the fair market value on the date of the grant and the maximum term of the option may not exceed five years. The aggregate fair market value of the Common Stock (as determined on the grant date) with respect to which Incentive Stock Options are exercisable for the first time by a grantee in any calendar year may not exceed $100,000.

     The exercise price of nonstatutory stock options granted under the Plan may be any price determined by the Committee, but may not be less $0.002 per share.

     Independent SARs and Tandem SARs may be granted under the Plan. Upon exercise of an Independent SAR or a Tandem SAR, the holder will receive for each share an amount of cash or Common Stock equal to the Spread. The Spread is the difference between the fair market value of a share on the date of grant and the fair market value of a share on the date of exercise. The exercise price per share of Common Stock subject to an Independent SAR shall not be less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The option price of a Tandem SAR shall not be less than 100% or the fair market value of a share of Common Stock on the grant date of the nonstatutory stock option to which it relates. A Tandem SAR may be exercised at any time the nonstatutory stock option to which it relates is then exercisable, but only to the extent such nonstatutory stock option is exercisable. When a Tandem SAR is exercised, the nonstatutory stock option to which it relates shall terminate to the extent of the number of shares with respect to which the Tandem SAR is exercised. Similarly, when a nonstatutory stock option is exercised, the Tandem SARs relating to the share covered by such option shall terminate.

TAX CONSIDERATIONS

     The following discussion regarding tax matters should not be relied upon as tax advice. Recipients under the Plan are advised and expected to consult their own tax advisors regarding the federal and state income tax consequences in light of their personal circumstances.

     Recipients of Incentive Stock Options granted under the Plan will not realize taxable gain for federal income tax purposes on the date of grant or the date of exercise of an option. However, the difference between the fair market value of the stock acquired (on the date of exercise of the option) and the option price will be an adjustment for purposes of calculating the alternative minimum tax of the grantee in the year the option is exercised. Recipients of Incentive Stock Options will incur taxable gain for federal income tax purposes on the difference between the sales proceeds received and the option price when the shares acquired through the exercise of Incentive Stock Options have been sold. If the grantee does not dispose of the shares so acquired until two years after the date of the grant and one year after the date or exercise of the option, the gain from the sale will be taxed as long term capital gain or loss and the Company will not be entitled to a tax deduction in connection with the exercise of the option. If the grantee disposes of the shares prior to the end of this holding period, the grantee generally will recognize compensation income in the year of the disposition equal to the difference between the fair market value of the stock (on the date of exercise) and the option price with the excess of the sales proceeds received upon the disposition over the fair market value of the stock (on the date of exercise), if any, taxed as long or short-term capital gain, depending upon the length of the holding period. The Company will receive a compensation deduction in its taxable year equal to the amount of ordinary income recognized by the grantee in the year of disposition.

     For nonstatutory stock options, the grantee will realize no income at the time he is granted a nonstatutory stock option. Ordinary income will be realized by the grantee when the nonstatutory stock option is exercised. The amount of such income will be equal to the excess of the fair market value on the exercise date of the shares of Common Stock issued to the grantee over the exercise price of such shares. The grantee's holding period for federal income tax purposes with respect to the shares acquired will begin on the date of exercise. The tax basis of the stock acquired on the exercise of the option will be equal to the sum of (i) the exercise price of such option and (ii) the amount included in income with respect to the exercise of such option. Any gain or loss on the subsequent sale of the stock will be either a long-term or short-term capital gain or loss depending on the grantee's holding period for the Common Stock disposed of by the grantee. The Company will receive a compensation deduction for its taxable year within which the employee recognizes compensation with respect to the nonstatutory stock option in an amount equal to the difference between the fair market value of the stock and the exercise price of the option.

     A recipient of an SAR will not recognize any income at the time he is granted an Independent SAR or Tandem SAR. Such grantee will recognize ordinary income at the time the Independent SAR or Tandem SAR is exercised. The amount of such ordinary income will equal the Spread. The grantee's tax basis of any Common Stock received on the exercise of the SAR will equal the amount included in income with respect to the exercise of such SAR. The Company will receive a compensation deduction equal to this Spread in its taxable year within which the grantee recognized ordinary income.

     If the Plan is approved by the stockholders, the effective date of the Plan shall be November 1, 2000. The Plan will terminate upon the earlier of (i) the 10th anniversary of the effective date, (ii) by resolution of the board of directors or (iii) under certain circumstances, including any reorganization of the Company in which the Company is not the surviving corporation or upon the liquidation or dissolution of the Company.

     No options have been granted under the Plan at this time, although upon approval by stockholders, options to acquire an aggregate of 263,659 shares will be assumed by the Plan. As of September 17, 2000, the per share market value of the Common Stock was $2.9688. Neither the number nor the value of future option awards to particular participants or groups of participants is presently determinable.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote on this proposal is required for approval of this proposal.

     The board of directors recommends that the stockholders vote FOR approval of the proposed Plan.

                               OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock at September 17, 2000, by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock. As required by the Commission, the ownership percentages shown reflect beneficial ownership by a stockholder as if no other stockholder has converted its Preferred Stock or exercised options.

NAME OF PERSON OR IDENTITY OF GROUP SHARES                   Number of Shares            Percent of Class
-----------------------------------------------------   ---------------------------   ----------------------
GTCR Golder Rauner, LLC                                       25,497,436(3)                     56.7%
233 S. Wacker Drive
Chicago, IL  60606

The TCW Group, Inc.                                            2,901,785(4)                     13.0%
865 South Figueroa Street, Suite 1800
Los Angeles, CA  90017

James A. Jalovec                                               1,814,527(1)                      9.2%
2841 South 5th Court
Milwaukee, WI  53207

Randall S. Tuttle                                              1,657,377                         8.5%
1900 Virginia Road
Winston-Salem, NC  27107

GroWest, Inc.                                                  1,416,423                         7.3%
114 Business Center Drive
Corona, CA  91720

James Rosendall                                                1,600,001                         8.2%
323 Martindale Street
Sparta, MI  49345

Kenneth Ch'uan-k'ai Leung                                      1,317,501(1)(2)                   6.8%
126 E. 56th Street
New York, NY  10002

Bill E. Tuttle                                                 1,194,668                         6.1%
711 East Twain Avenue
Las Vegas, NV  89109
__________________
(1)  Includes currently exercisable options.
(2)  Includes 137,875 shares and 1,112,125 shares owned by Environmental Opportunities fund (Cayman), L.P., and Environmental
     Opportunities Fund, L.P., respectively. Mr. Leung is the chief investment officer of these investment funds.
(3)  Represents 62,537.819 total shares of Series D and E Convertible Preferred Stock convertible into 25,497,436 shares of Common
     Stock.
(4)  Represents 7,254.462 shares of Series E Convertible Preferred Stock convertible into 2,901,785 shares of Common Stock.

EXECUTIVE COMPENSATION

     The following table reflects all forms of compensation for services to the Company for the periods indicated of each individual who was the chief executive officer at any time during 1999 and each other executive officer whose total salary and bonus exceeded $100,000 ("Named Executives"). No other executive officer of the Company serving as such at the end of the year had total salary and bonus exceeding $100,000 in 1999.


                                                                   Summary Compensation Table
                                                 Annual Compensation                              Long-Term Compensation
                                 ---------------------------------------------------     ------------------------------------
                                                                                             Restricted       Stock Option
Name and Principal Position      Year        Salary          Bonus           Other             Stock         Awards (Shares)
------------------------------   --------   ------------   -------------   ---------     ---------------   -------------------
Ross M. Patten                       1999       $150,000             ---      $9,600              ---              150,000
Chairman of the Board,               1998       $134,038             ---         ---              ---              485,000
Chief Executive Officer

Paul C. Sellew                       1999       $111,250             ---     $ 6,000              ---                  ---
Executive Vice President             1998       $  7,917             ---         ---              ---              300,000

Mark A. Rome                         1999       $120,000             ---     $ 6,000              ---               90,000
Executive Vice President and         1998       $ 89,833             ---         ---              ---              240,000
Chief Development Officer

Alvin L. Thomas II                   1999       $120,000             ---     $ 6,000              ---               10,000
Executive Vice President             1998       $ 27,769             ---         ---              ---              200,000
and General Counsel

OPTION GRANTS

     The following table sets forth certain information with respect to stock options granted to the Named Executives during 1999.

                                                                                                    Potential Realizable Value at
                                                                                                 Assumed Annual Rates of Stock Price
                                                             Individual Grants(2)                    Appreciation for Option Term(1)
                                          ----------------------------------------------------   -----------------------------------
                                           Percent of Total
                             Options      Options Granted to       Exercise       Expiration
Name                         Granted       Employees in Year        Price            Date                 5%             10%
----------------------     -------------  ---------------------  ------------    -------------      --------------  ---------------
Ross M. Patten               150,000             23.7%              $6.31            6/29/09           $595,249        $1,508,477
Paul C. Sellew                    --                                   --                 --                 --                --
Mark A. Rome                  90,000             14.3%              $6.31            6/29/09           $357,149        $  905,086
Alvin L. Thomas II            10,000              1.6%              $6.31            6/29/09           $ 39,683        $  100,565


(1) Potential values stated are the result of using the Commission's method of calculations of 5% and 10% appreciation in value from the date of grant to the end of the option term. Such assumed rates of appreciation and potential realizable values are not necessarily indicative of the appreciation, if any, which may be realized in future periods.
(2) Options vest 34% upon grant, 33% on each of the first and second anniversaries of the date of grant. Unvested options will immediately vest upon a change of control of the Company.

OPTION EXERCISES AND YEAR END VALUES

     The following table sets forth information with respect to the exercised and unexercised options to purchase shares of Common Stock held by each of the Named Executives at December 31, 1999. Of the Named Executives, none exercised stock options during 1999.

                                                               NUMBER OF UNEXERCISED OPTIONS AT    VALUE OF UNEXERCISED IN-THE-MONEY
                                                                      DECEMBER 31, 1999            OPTIONS AT DECEMBER 31, 1999(2)
                              SHARES                        ------------------------------------- ----------------------------------
                           ACQUIRED ON         VALUE
         NAME                EXERCISE        REALIZED         EXERCISABLE       UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
 ----------------------    --------------  ---------------  ---------------    ---------------    ---------------  -----------------
Ross M. Patten                  ---              ---            373,445            261,555           $525,679          $262,446
Paul C. Sellew                  ---              ---            200,000            100,000           $395,000          $197,500
Mark A. Rome                    ---              ---            190,000            140,000           $286,667          $143,333
Alvin L. Thomas II              ---              ---            136,667             73,333           $250,000          $125,000

___________________
(1) Value of in-the-money options calculated based on the closing price per share of the common stock on December 31, 1999 ($4.875 per share) as reported on the Nasdaq Small-Cap Market.

EMPLOYMENT AGREEMENTS

    Messrs. Patten,aRome and Thomas are employed by the Company under employment agreements effective February 19, 1999, and amended January 27, 2000, which always have a remaining term of twenty-four months until the agreement is terminated. The annual salary under the respective employment agreements is $225,000 per year for Mr. Patten and $175,000 per year for Messrs. Rome and Thomas. Additionally, Messrs. Patten, Rome and Thomas may be entitled to such bonus awards up to 50% of base salary as may be approved by the Board of Directors, and are entitled to participate in any applicable profit-sharing, stock option of similar benefit plan. The agreements contain confidentiality and non-compete provisions.

    Mr. Sellew is employed by the Company under an employment agreement effective February 19, 1999, for a duration of twenty-four months. The annual salary under the employment agreement is $120,000. Additionally, Mr. Sellew may be entitled to such bonus awards as may be approved by the Board or Directors, and is entitled to participate in any applicable profit-sharing, stock option or similar benefit plan. The employment agreement automatically renews for successive twenty-four month periods annually, unless terminated by prior written notice. If employment is terminated without cause, Mr. Sellew is entitled to a severance payment equal to 200% of the sum of his annual salary and bonus for the proceeding year. The agreement contains confidentiality and non-compete provisions. The employment agreement contains a provision vesting any unvested stock options upon a Change of Control. The Change of Control provision has been waived for certain transactions.

    On January 27, 2000, the Company and each of Ross M. Patten, Mark A. Rome and Alvin L. Thomas II entered into an Agreement Concerning Employment Rights ("Employment Rights Agreement"). The Employment Rights Agreements provide that in the event that (i) Executive's employment is terminated by the Company for any reason other that Cause (as defined), death or disability, (ii) Executive terminates his employment with the Company for Good Reason (as defined), or
(iii) a Change in Control occurs, then the Executive shall have the right to receive an option payment from the Company. In satisfying this obligation, the Company shall at its option (x) issue options to purchase a certain number registered shares of the Company's common stock ("Base Option Amount") at an exercise price of $2.50 per share, which shall be fully vested and non-transferable, and shall expire 90 days from the date of issue, (y) issue registered shares of the Company's common stock equal to the result of (A) the product of the Base Option Amount, multiplied by the fair market value per share of the Company's common stock less $2.50 ("Stock Value"), divided by (B) the fair market value per share of the Company's common stock, or (z) a cash payment equal to the stock less Stock Value. The Base Option Amount for Mr. Patten is 950,000 shares, and the Base Option Amount for Messrs. Rome and Thomas is 450,000 shares. These Executives would be required to forfeit these existing vested and unvested stock options if this payment has been made by the Company Messrs. Patten, Rome and Thomas have options to purchase stock totaling 635,000, 330,000 and 210,000 respectively.

COMPENSATION COMMITTEE REPORT

     The compensation committee of the board of directors (the "Committee") has furnished the following report on executive compensation for fiscal 1999:

     Under the supervision of the Committee, the Company seeks to relate a significant portion of potential total executive compensation to the Company's financial performance. In general, executive financial rewards may be segregated into the following significant components: base compensation, bonus and stock-based benefits.

     Base compensation and bonuses for the executive officers are intended to be competitive with that paid in comparably situated companies, with a reasonable degree of financial security and flexibility to those individuals who were regarded by the Committee as acceptably discharging the levels and types of responsibility implicit in the various executive positions. In the course of considering annual executive salary increases and bonuses, appropriate consideration is given to the credentials, age and experience of the individual senior executives, as viewed in the Committee's collective best judgment, which necessarily involves subjective as well as objective elements. Using the criteria set forth above, no general pay increase for executive officers was authorized during fiscal 1999, in as much as their base compensation was covered by employment agreements.

     The Committee is of the view that the periodic grant of stock options to employees, including executive officers, is calculated to align the employees' economic interests with those of stockholders and to provide a direct and continuing focus upon the goal of increasing stockholder value. The Company granted options to acquire 150,000 shares of the Company's Common Stock to Mr. Patten, 90,000 shares to Mr. Rome and 10,000 shares to Mr. Thomas during fiscal 1999 at 100% of the market price for the Common Stock on the date of grant. The options vest one third upon grant and one third on each of the following two grant anniversaries. The Compensation Committee presently anticipates that such grants to executive officers will be considered annually.

     The Compensation Committee:       Kenneth Ch'uan-k'ai Leung
                                       Gene Meredith
                                       Alfred Tyler, 2nd

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee has at any time been an officer or employee of the Company and none of these directors serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's board or Compensation Committee.

CERTAIN TRANSACTIONS

     The Company has entered into the following transactions with James A. Jalovec and GroWest, Inc., the prior owners of certain purchased companies or their affiliates.

     The Company issued notes in the amount of $6,454,750 to the prior owners of the purchased companies as partial consideration of the acquisition price. These notes had a balance of $2,845,522 at December 31, 1999. The terms of the outstanding notes include varying principal installments starting August 1998 and continuing through November 2000 and annual interest rates of 7% to be paid quarterly. The notes have no financial covenants. The note related to the Recyc acquisition with a balance of approximately $2,212,000 at December 31, 1998, may be offset if certain postclosing conditions are not met. No adjustments have been made as of December 31, 1999. Additionally, the Company has notes to prior owners relating to non-compete agreements; these notes have a balance of $200,000 at December 31, 1999. The notes are paid in varying installments and have an annual imputed interest rate of 9%. These notes have no financial covenants.

     Concurrent with certain acquisitions, the Company entered into various agreements with prior owners to lease land and buildings used in the Company's operations. The terms of the leases range from three years to thirty years and provide for certain escalations in rental expense. One such lease, which expires in 2028, has an option to terminate upon 30-days notice in the event a conditional use permit (as defined in the agreement) relating to the leased land expires. Additionally, the Company has a five-year option to purchase such leased property for $2,250,000, which expires in 2003. Currently, the Company pays rent in the amount of $36,000 per annum for the first three years and $192,000 per annum thereafter on the lease. The charges for the lease costs are being expensed on a straight-line basis. Included in 1999 rent expense was approximately $326,000 of rent paid to related parties.

     Notwithstanding any apparent (or actual) conflict of interest that may have existed with respect to the above financial arrangements, the board of directors is of the opinion that these arrangements are as favorable to the Company as any that could have been negotiated at arm's length with similar situated third parties under the same circumstances.

COMMON STOCK PERFORMANCE GRAPH

     The following graph illustrates the yearly change in the trading price of the Company's Common Stock against the NASDAQ (U.S. Companies) Stock Index (the "NASDAQ U.S. Index") and a peer group comprised of eighteen companies in the industry (the "Peer Group").

                    Synagro Techlogogies    NASDAQ US Index     Peer Group

       Dec 94              100                    100               100
       Dec 95             8.88                 141.33            101.96
       Dec 96             11.1                  173.9            112.16
       Dec 97            11.38                 213.07            142.65
       Dec 98            16.65                 300.43            159.73
       Dec 99            21.64                 558.48              65.9

AUDITOR

     Arthur Andersen L.L.P. (the "Auditor") is the independent auditor of the Company. While management anticipates that this relationship will continue to be maintained with respect to the audit of the Company's financial statements, for 2000 no formal action is proposed to be taken at the Annual Meeting with respect to the continued employment of the Auditor inasmuch as no such action is legally required. Representatives of the Auditor plan to attend the Annual Meeting and will be available to answer appropriate questions. Representatives of the Auditor will have an opportunity to make a statement at the Annual Meeting if they so desire, although it is not expected that any statement will be made.

     The audit committee, whose members are Messrs. Leung, Meredith, and Tyler, assists the Board in assuring that the accounting and reporting practices of the Company are in accordance with all applicable requirements. The committee reviews with the auditors the scope of proposed audit work and meets with the auditors to discuss matters pertaining to the audit and any other matters, which the committee or the auditors may wish to discuss. In addition, the audit committee would recommend the appointment of new auditors to the board of directors in the event future circumstances were to indicate that such action is desirable.

LIMITATION ON INCORPORATION BY REFERENCE

     Notwithstanding any reference in prior or future filings of the Company with the Commission that purports to incorporate this proxy statement by reference into another filing, such incorporation does not include any material included herein under the captions "Other Information--Common Stock Performance Graph."

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Commission. With respect to the year-ended December 31, 1999, the Company believes that all filing requirements applicable to the Company's executive officers, directors and 10% shareholders have been met.

STOCKHOLDER PROPOSALS

     The Company currently expects to hold its next Annual Meeting on or about August 16, 2001. Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to such annual meeting of stockholders is required to submit such proposal to the Company on or before April 18, 2001.

OTHER MATTERS

     The Annual Report to stockholders covering the year ended December 31, 1999 either has been mailed to each stockholder entitled to vote at the Annual Meeting or accompanies this proxy statement.

     The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, several regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone.

     The persons designated as proxies to vote shares at the meeting intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.

                                    By Order of the Board of Directors


                                    Alvin L. Thomas II
                                    Secretary

September 27, 2000

                                                                       EXHIBIT A
                          SYNAGRO TECHNOLOGIES, INC.
                            2000 STOCK OPTION PLAN


     The Synagro Technologies, Inc. 2000 Stock Option Plan is a stock option plan separate and apart from the Synagro Technologies, Inc. 1993 Stock Option Plan ("1993 Plan"). All outstanding options granted under the 1993 Plan shall remain thereunder. After the 2000 Stock Option Plan is approved by stockholders, no further grants will be made under the 1993 Plan. Options exercisable for an aggregate of 263,659 shares issued outside of the 1993 Plan are assumed and continued, with modification as necessary, hereunder.

     1. DEFINITIONS. The following terms shall have the meanings set forth below:

          (a) APPRECIATION. The difference between the option exercise price per share of the Nonstatutory Stock Option to which a Tandem SAR relates and the Fair Market Value of a share of Common Stock on the date of exercise of the Tandem SAR.

          (b) BOARD.  The Board of Directors of the Company.

          (c) CODE. The Internal Revenue Code of 1986, as amended, and the regulations and other authority promulgated thereunder by the appropriate governmental authority. References herein to any provision of the Code shall refer to any successor provision thereto.

          (d) COMMITTEE. A committee appointed by the Board consisting of not less than two directors who fulfill the "non-employee director" requirements of Rule 16b-3 under the Exchange Act and the "outside director" requirements of Section 162(m) of the Code. The Committee may be the Compensation Committee of the Board, or any subcommittee of the Compensation Committee, provided that the members of the Committee satisfy the requirements of the previous sentence. The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise. The Board, in its sole discretion, may bifurcate the powers and duties of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single committee. The members of the Committee shall serve at the discretion of the Board.

          Notwithstanding the preceding paragraph, the term "Committee", as used in the Plan with respect to any Incentive Award granted, or to be granted, to an Outside Director or a member of the Committee, shall refer to the Board. In the case of an Incentive Award granted, or to be granted, to an Outside Director or a member of the Committee, the Board shall have all the powers and responsibilities of the Committee hereunder as to any such Incentive Award, and any actions as to any such Incentive Award may be acted upon only by the Board (unless it otherwise designates in its discretion). When the Board exercises its authority to act in the capacity as the Committee hereunder with respect to an Incentive Award, it shall so designate with respect to any action that it undertakes in its capacity as the Committee.

          (e) COMMON STOCK. The common stock of the Company, par value $.002 per share, and any class of common stock into which such common shares may hereafter be converted, reclassified or recapitalized.

          (f) COMPANY. Synagro Technologies, Inc., a corporation organized under the laws of the State of Delaware, and any successor in interest thereto.

          (g) CONSULTANT. An independent agent, consultant, attorney, an individual who has agreed to become an Employee, or any other individual who is not an Outside Director or employee of the Company (or any Parent or Subsidiary) and who, in the opinion of the Committee, is in a position to contribute materially to the growth or financial success of the Company (or any Parent or Subsidiary).

          (h) DISABILITY. As determined by the Committee in its sole discretion exercised in good faith, a physical or mental condition of the Employee that would entitle him to payment of disability income payments under the Company's long-term disability insurance policy or plan for employees, as then effective, if any; or in the event that the Grantee is not covered, for whatever reason, under the Company's long-term disability insurance policy or plan, "Disability" means a permanent and total disability as defined in Section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Grantee shall submit to an examination by such physician upon request.

          (i) EMPLOYEE. Any employee of the Company (or any Parent or Subsidiary) who, in the opinion of the Committee, is one of a select group of executive officers, other officers, or other key personnel of the Company (or any Parent or Subsidiary), who is in a position to contribute materially to the growth and development and to the financial success of the Company (or any Parent or Subsidiary), including, without limitation, officers who are members of the Board.

          (j) EMPLOYMENT. Employment by the Company (or any Parent or Subsidiary), or by any corporation issuing or assuming an Incentive Award in any transaction described in Section 424(a) of the Code, or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Incentive Award, as the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code. In this regard, neither the transfer of a Grantee from Employment by the Company to Employment by any Parent or Subsidiary, nor the transfer of a Grantee from Employment by any Parent or Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment of the Grantee. Moreover, the Employment of a Grantee shall not be deemed to have been terminated because of absence from active Employment on account of temporary illness or during authorized vacation or during temporary leaves of absence from active Employment granted for reasons of professional advancement, education, health, or government service, or during military leave for any period (if the Grantee returns to active Employment within 90 days after the termination of military leave), or during any period required to be treated as a leave of absence by virtue of any applicable statute, Company personnel policy or agreement.

          Unless otherwise provided in the Incentive Agreement, the term "Employment" for purposes of the Plan will also include compensatory services performed by a Consultant for the Company (or any Parent or Subsidiary) as well as membership on the Board by an Outside Director.

          (k) EXCHANGE ACT.  The Securities Exchange Act of 1934, as amended.

          (l) FAIR MARKET VALUE. The fair market value of one share of Common Stock on the date in question, which is deemed to be (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which Shares are then listed or admitted to trading, (ii) if not so reported, the average of the closing bid and asked prices for a Share on the immediately preceding business day as quoted on the Nasdaq National Market or Nasdaq SmallCap Market ("Nasdaq"), or (iii) if not quoted on Nasdaq, the average of the closing bid and asked prices for a Share as quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of Securities Dealers' OTC Bulletin Board System. If there was no public trade of Common Stock on the date in question, Fair Market Value shall be determined by reference to the last preceding date on which such a trade was so reported.

          If the Common Stock is not traded in accordance with clauses (i), (ii) or (iii) of the preceding paragraph at the time a determination of its Fair Market Value is required to be made hereunder, the determination of Fair Market Value for purposes of the Plan shall be made by the Committee in its discretion exercised in good faith. In this respect, the Committee may rely on such financial data, valuations or experts as it deems advisable under the circumstances.

          (m) GRANTEE. Any Employee, Consultant or Outside Director who is granted an Incentive Award under the Plan.

          (n) INCENTIVE AWARD. A grant of an award under the Plan to a Grantee, including any Nonstatutory Stock Option, Incentive Stock Option, or Stock Appreciation Right.

          (o) INCENTIVE AGREEMENT. The written agreement entered into between the Company and the Grantee setting forth the terms and conditions pursuant to which an Incentive Award is granted under the Plan, as such agreement is further defined in Section 15 of the Plan.

          (p) INCENTIVE STOCK OPTION. A Stock Option granted by the Committee to an Employee under Section 6(a) which is designated by the Committee as an Incentive Stock Option and intended to qualify as an Incentive Stock Option under Section 422 of the Code.

          (q) INDEPENDENT SAR. A Stock Appreciation Right described in Section 6(c)(1) of the Plan.

          (r) NONSTATUTORY STOCK OPTION. A Stock Option granted by the Committee to a Grantee under Section 6(b) of the Plan which is not designated by the Committee as an Incentive Stock Option.

          (s) OPTION PRICE. The exercise price at which a Share may be purchased by the Grantee of a Stock Option.

          (t) OUTSIDE DIRECTOR. A member of the Board who is not, at the time of grant of an Incentive Award, an employee of the Company or any Parent or Subsidiary.

          (u) PARENT. Any corporation (whether now or hereafter existing) which constitutes a "parent" of the Company, as defined in Section 424(e) of the Code.

          (v) PLAN. The Synagro Technologies, Inc. 2000 Stock Option Plan as set forth herein and as it may be amended from time to time.

          (w) RETIREMENT. The voluntary termination of Employment from the Company or any Parent or Subsidiary constituting retirement for age on any date after the Employee attains the normal retirement age of 65 years, or such other age as may be designated by the Committee in the Employee's Incentive Agreement.

          (x) SHARE.  A share of the Common Stock of the Company.

          (y) SPREAD. The difference between the exercise price per Share specified in any Independent SAR grant and the Fair Market Value of a Share on the date of exercise of the Independent SAR.

          (z) STOCK APPRECIATION RIGHT OR SAR.  A Tandem SAR described in
     Section 6(c)(2) of the Plan or an Independent SAR described in Section 6(c)(1) of the Plan.

          (aa) STOCK OPTION OR OPTION. Pursuant to Section 6 of the Plan, (i) an Incentive Stock Option granted to an Employee or (ii) a Nonstatutory Stock Option granted to an Employee, Consultant or Outside Director, whereunder the Grantee has the right to purchase Shares of Common Stock. In accordance with Section 422 of the Code, no Consultant or Outside Director shall be granted an Incentive Stock Option.

          (bb) SUBSIDIARY. Any corporation (whether now or hereafter existing) which constitutes a "subsidiary" of the Company, as defined in Section 424(f) of the Code.

          (cc) TANDEM SAR. A Stock Appreciation Right that is granted in connection with a related Stock Option pursuant to Section 6(c)(2) of the Plan, the exercise of which shall require forfeiture of the right to purchase a Share under the related Stock Option (and when a Share is purchased under the Stock Option, the Tandem SAR shall similarly be forfeited).

     2. PURPOSE. The purpose of the Plan is to provide an incentive to officers, directors, Employees, independent contractors, and Consultants of the Company, and any Parent or Subsidiary (together with the Company, herein collectively referred to as "Synagro") to remain in the employ of, provide services to, and contribute to the success of Synagro.

     3. ADMINISTRATION. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have the sole authority to determine:

          (a) The persons to whom Incentive Awards shall be granted;

          (b) The number of Options and/or SARs to be granted to each Grantee pursuant to such Incentive Awards;

          (c) The exercise price of each Incentive Award;

          (d) The period within which each Incentive Award shall be exercised and, with the consent of the Grantee, any extensions of such period, provided, however, that the original period and all extensions shall not exceed the maximum period permissible under the Plan; and

          (e) The terms and conditions of each Incentive Agreement entered into between the Company and the Grantee and of any amendments thereto (provided that the Grantee consents to each such amendment).

     The Committee shall meet at such times and places as it determines, including by means of a telephone conference call. A majority of the members shall constitute a quorum, and a decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. A memorandum signed by all of the members of the Committee shall constitute the decision of the Committee without the necessity, in such event, for holding an actual meeting.

     4. ELIGIBILITY. Officers, directors, employees, independent contractors, consultants and other persons providing significant services to Synagro, as determined by the Committee, shall be eligible to receive Incentive Awards under the Plan.

     5. COMMON STOCK SUBJECT TO PLAN. There shall be reserved for issuance, upon the exercise of Incentive Awards granted under the Plan, subject to adjustment in accordance with Section 9 hereof, the greater of (i) 7,200,000 shares of Common Stock and (ii) 15% of the total number of fully diluted shares of Common Stock on the last day of each calendar quarter as if all shares of convertible preferred stock of the Company have been converted. Any shares issued upon exercise of Incentive Awards may be treasury shares. If an Incentive Award granted under the Plan shall expire or terminate for any reason without having been exercised in full, unpurchased shares subject thereto shall again be available for the purposes of the Plan. The maximum number of shares with respect to which Options which may be granted to a Grantee who is an employee of Synagro shall not exceed 1,000,000 shares in any fiscal year during the term of the Plan.

     6. TERMS OF OPTIONS AND SARS.

          (a) INCENTIVE STOCK OPTIONS. It is intended that options granted pursuant to this Section 6(a) of the Plan qualify as "incentive stock options" as defined in Section 422 of the Code. Incentive Stock Options shall be granted only to Employees of Synagro. Each Incentive Agreement evidencing an Incentive Stock Option shall provide that the Option is subject to the following terms and conditions and to such other terms and condition of the Plan not inconsistent therewith as the Committee may deem appropriate in each case:

               (1) Option Price. The price to be paid for each Share of Common Stock upon the exercise of each Incentive Stock Option shall be determined by the Committee at the time the Option is granted, but shall in no event be less than 100% of the Fair Market Value of the shares on the date the Option is granted, or not less than 110% of the Fair Market Value of such shares on the date such Option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) 10% or more of the total combined voting power of all classes of stock of Synagro. As used in this Plan, the term "date the option is granted" means the date on which the Committee authorizes the grant of an Option hereunder or any later date specified by the Committee.

               (2) Period of Option and Exercise. The period or periods within which an Incentive Stock Option may be exercised shall be determined in the sole discretion of the Committee at the time such Option is granted, but in no event shall any Incentive Stock Option granted hereunder be exercised more than ten years from the date of grant, nor more than five years from the date of grant in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of Synagro.

               (3) Payment for Common Stock. The Option Price for each share of Common Stock purchased under an Incentive Stock Option shall be paid in full at the time of purchase. The Committee may provide that the Option Price be payable, at the election of the Grantee and with the approval of the Committee, in whole or in part either (i) in cash;
          (ii) by delivery of shares of Common Stock in transferable form, such shares of Common Stock to be valued for such purpose at their Fair Market Value on the date on which the Option is exercised; or (iii) by permission of the Committee, authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholding resulting from such exercise. No share of Common Stock shall be issued upon exercise until full payment therefor has been made, and no Grantee shall have any rights as an owner of Common Stock until the date of issuance to him of the stock certificate evidencing such Common Stock.

               (4) Limitation on Amount Becoming Exercisable In Any One Calendar Year. Subject to the overall limitations of Section 5 hereof, the aggregate Fair Market Value (determined as of the time the Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year shall not exceed $100,000; any Stock Options awarded in excess of this limit shall be considered as Nonstatutory Stock Options for federal income tax purposes, determined in the order in which the Stock Options were granted.

          (b) NONSTATUTORY STOCK OPTIONS. Nonstatutory Stock Options may be granted to Employees, Outside Directors, Consultants, independent contractors and other persons who provide substantial services to Synagro subject to the following terms and conditions and to such other terms and conditions not inconsistent with the provisions of this Plan as the Committee may deem appropriate in each case:

               (1) Option Price. The price to be paid for each share of Common Stock upon the exercise of a Nonstatutory Stock Option shall be determined by the Committee at the time the Option is granted, but in no event shall be less than the par value of the shares.

               (2) Period of Option and Exercise. The periods, installments or intervals during which a Nonstatutory Stock Option may be exercised shall be determined by the Committee at the time the Option is granted, but in no event shall such period exceed 10 years from the date of grant.

               (3) Payment for Common Stock. The Option Price for each share of Common Stock purchased under a Nonstatutory Stock Option shall be paid in full at the time of purchase. The Committee may provide that the Option Price be payable, at the election of the Grantee and with the approval of the Committee, in whole or in part in (i) cash; (ii) by delivery of shares of Common Stock in transferable form, such shares of Common Stock to be valued for such purpose at their Fair Market Value on the date on which the Option is exercised; or (iii) by permission of the Committee, authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholding resulting from such exercise. No share of Common Stock shall be issued until full payment therefor has been made, and no Grantee shall have any rights as an owner of shares of Common Stock until the date of issuance to him of the stock certificate evidencing such Common Stock.

          (c) STOCK APPRECIATION RIGHTS. Independent SARs and Tandem SARs may be granted to any Grantee the terms and conditions of which shall be evidenced by an Incentive Agreement, subject to the following terms and conditions:

               (1) Independent SARs. The terms and conditions of each Independent SAR shall be evidenced by an Incentive Agreement. The exercise price per share of Common Stock shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant of the Independent SAR. The term of an Independent SAR shall be determined by the Committee. Independent SARs shall be exercisable at such time and subject to such terms and conditions as the Committee shall specify in the Incentive Agreement for the Independent SAR grant. Upon exercise of an Independent SAR, the holder shall receive, for each share specified in the Independent SAR grant, an amount equal to the Spread. The Spread shall be payable in cash, shares of Common Stock, or a combination of both, as specified in the Incentive Agreement (or in the discretion of the Committee if not so specified). The Spread shall be paid within 30 calendar days of the exercise of the Independent SAR. If all or any portion of the Spread is paid in shares of Common Stock, the number of shares of Common Stock which shall be issuable upon exercise of an Independent SAR shall be determined by dividing (A) by (B), where (A) is the number of shares as to which the Independent SAR is exercised multiplied by the Spread in such shares and (B) is the Fair Market Value of a share on the exercise date.

               (2) Tandem SAR. The terms and conditions of each Tandem SAR shall be evidenced by an Incentive Agreement. The Option Price per share of a Tandem SAR shall be fixed in the Incentive Agreement and shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the grant date of the Nonstatutory Stock Option to which it relates. A Tandem SAR may be exercised at any time the Nonstatutory Stock Option to which it relates is then exercisable, but only to the extent such Nonstatutory Stock Option is exercisable, and shall otherwise be subject to the conditions applicable to such Nonstatutory Stock Option. When a Tandem SAR is exercised, the Nonstatutory Stock Option to which it relates shall terminate to the extent of the number of shares with respect to which the Tandem SAR is exercised. Similarly, when a Nonstatutory Stock Option is exercised, the Tandem SARs relating to the shares covered by such Nonstatutory Stock Option exercise shall terminate. Any Tandem SAR which is outstanding on the last day of the term of the related Nonstatutory Stock Option shall be automatically exercised on such date for cash, without the need for any action by the Grantee, to the extent of any Appreciation. Upon exercise of a Tandem SAR, the holder shall receive, for each share with respect to which the Tandem SAR is exercised, an amount equal to the Appreciation. The Appreciation shall be payable in cash, shares of Common Stock, or a combination of both, as specified in the Incentive Agreement (or in the discretion of the Committee if not so specified). The Appreciation shall be paid within 30 calendar days of the exercise of the Tandem SAR. If all or any portion of the Appreciation is paid in shares of Common Stock, the number of shares of Common Stock which shall be issuable upon exercise of a Tandem SAR shall be determined by dividing (A) by (B), where (A) is the number of shares as to which the Tandem SAR is exercised multiplied by the Appreciation in such shares and (B) is the Fair Market Value of a share on the exercise date.

               (3) Shares Subject to Plan. Upon the exercise of a SAR under this Section 6, payment for which is made in shares of Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be reduced by the number of shares so issued.

     7. NONTRANSFERABILITY. Except as otherwise provided by the Committee, the Incentive Awards granted pursuant to the Plan shall be nontransferable except by will or the laws of descent and distribution of the state or country of the Grantee's domicile at the time of death, or for Nonstatutory Stock Options, pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and shall be exercisable during the Grantee's lifetime only by him (or, in the case of a transfer pursuant to a qualified domestic relations order, by the transferee under such qualified domestic relations order) and after his death, by his personal representative or by the person entitled thereto under his will or the laws of intestate succession.

     8. TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP. Unless otherwise specified in an Incentive Agreement, upon termination of the Grantee's Employment or other relationship with Synagro, the following shall occur:

          (a) DEATH OR DISABILITY. Upon the death or Disability of a Grantee, unless otherwise provided in the Incentive Agreement, any vested Incentive Award shall expire on the earlier of (i) the expiration date set forth in the Incentive Agreement or (ii) the first anniversary of the Grantee's termination of Employment or other relationship as a result of his death or Disability, as applicable; provided, however, that in no case shall such Incentive Agreement provide for the expiration of an Incentive Award before six months after the termination of the Grantee's Employment or other relationship under this Section 8(a). Any non-vested portion of any Incentive Awards granted to Grantee outstanding on the date of termination shall immediately terminate and no further vesting shall occur.

          (b) RETIREMENT. Upon the Retirement (either pursuant to a Synagro retirement plan, if any, or pursuant to the approval of the Board) of any officer, director or Employee, any vested Incentive Award shall expire on the earlier of (A) the expiration date set forth in the Incentive Agreement or (B) the expiration of three months after the date of such Retirement. Any non-vested portion of any Incentive Awards granted to Grantee outstanding on the date of Retirement shall immediately terminate and no further vesting shall occur.

          (c) OTHER TERMINATION. Upon the termination of a Grantee's Employment or other relationship with Synagro for any reasons other than as set forth in (a) or (b) above, any vested Incentive Awards shall expire 30 days after the date of such termination. Any non-vested portion of any Incentive Awards granted to Grantee outstanding on the date of such termination shall immediately terminate and no further vesting shall occur.

     9. ADJUSTMENT OF SHARES; TERMINATION OF INCENTIVE AWARDS.

          (a) ADJUSTMENT OF SHARES. In the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, consolidations, recapitalizations, reorganizations or like events (as determined by the Committee), an appropriate adjustment shall be made under the Plan (i) in the number of shares set forth in Section 5 hereof and (ii) in the number of shares and the exercise price per share specified in any Incentive Agreement. The determination of the Committee as to what adjustments shall be made shall be conclusive. Adjustments for any options to purchase fractional shares shall be determined by the Committee. The Committee shall give prompt notice to all Grantees of any adjustment pursuant to this Section.

          (b) TERMINATION OF INCENTIVE AWARDS ON MERGER, REORGANIZATION OR LIQUIDATION OF THE COMPANY. Notwithstanding anything to the contrary of this Plan, in the event of any merger, consolidation or other reorganization of the Company in which the Company is not the surviving or continuing corporation (as determined by the Committee) or in the event of the liquidation or dissolution of the Company, all Incentive Awards granted hereunder shall terminate on the effective date of the merger, consolidation, reorganization, liquidation or dissolution unless there is an agreement with respect thereto which expressly provides for the assumption of such Incentive Awards by the continuing or surviving corporation.

     10. SECURITIES LAW REQUIREMENTS. The Company's obligation to issue shares of its Common Stock upon exercise of an Incentive Award is expressly conditioned upon the completion by the Company of any registration or other qualification of such shares under any state and/or federal law or rulings and regulations of any government regulatory body or the making of such investment representations or other representations and undertakings by the Grantee (or his legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification of such shares which the Company in its sole discretion shall deem necessary or advisable. The Company may refuse to permit the sale or other disposition of any shares acquired pursuant to any such representation until it is satisfied that such sale or other disposition would not be in contravention of applicable state or federal securities law.

     In this respect, prior to the issuance of any shares of Stock under this Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Common Stock acquired pursuant to the exercise of a Stock Option, Tandem SAR or Independent SAR as the Committee determines to be desirable.

     11. TAX WITHHOLDING. As a condition to the exercise of an Incentive Award, the Company may require a Grantee to pay over to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of an Incentive Award granted hereunder. At the discretion of the Committee and upon the request of a Grantee, the minimum statutory withholding tax requirements may be satisfied by the withholding of shares of Common Stock otherwise issuable to the Grantee upon the exercise of an Incentive Award.

     12. AMENDMENT. The Board may amend the Plan at any time, except that without shareholder approval:

          (a) The number of shares of Common Stock which may be reserved for issuance under the Plan shall not be increased except as provided in
     Section 9(a) hereof;

          (b) The Option Price per share of Common Stock subject to Incentive Stock Options may not be fixed at less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted;

          (c) The maximum period of ten (10) years during which Incentive Awards may be exercised may not be extended; and

          (d) The class of persons eligible to receive Incentive Awards under the Plan as set forth in Section 4 shall not be changed.

     13. EFFECTIVE DATE. The Plan shall be effective upon the date of its adoption by the Board, subject to the approval of the stockholders of the Company within the 12 month period following such adoption date.

     14. TERMINATION. The Plan shall terminate automatically on the earliest to occur of (i) as of the close of business on the day preceding the 10th anniversary date of its effectiveness, (ii) by resolution of the Board, or (iii) as described in Section 9(b) hereof. Unless otherwise provided herein, the termination of the Plan shall not affect the validity of any Incentive Agreement outstanding at the date of such termination.

     15. INCENTIVE AGREEMENTS. Each Incentive Award granted under the Plan shall be evidenced by a written agreement executed by the Company and accepted by the Grantee, which (i) shall contain each of the provisions and agreements herein specifically required to be contained therein, (ii) shall indicate whether an option is to be an Incentive Stock Option (and in such case shall contain terms and conditions permitting such option to qualify for treatment as an Incentive Stock Option under Section 422 of the Code), (iii) may contain the agreement of the Grantee to remain in the employ of, and/or to render services to, the Company or any Parent or Subsidiary for a period of time to be determined by the Committee, and (iv) may contain such other terms and conditions as the Committee deems desirable and which are not inconsistent with the Plan.

     16. NO RIGHT TO EMPLOYMENT. Nothing in this Plan or in any Incentive Award granted hereunder shall confer upon any Grantee any right to continue in the employ of Synagro or to continue to perform services for Synagro, or shall interfere with or restrict in any way the rights of Synagro to discharge or terminate any officer, director, Employee, independent contractor or Consultant at any time for any reason whatsoever, with or without good cause.

PROXY
                           SYNAGRO TECHNOLOGIES, INC.

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                  STOCKHOLDERS TO BE HELD ON OCTOBER 31, 2000

  The undersigned hereby appoints Ross M. Patten and Alvin L. Thomas II, and each of them, either one of whom may act without joinder of the other, each with full power of substitution and ratification, attorneys and proxies of the undersigned to vote all shares of Synagro Technologies, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders to be held at Synagro's offices at 1800 Bering Drive, Suite 1000, Houston, Texas on Tuesday, October 31, 2000 at 2:00 p.m., local time, and at any adjournment thereof.


  This Proxy will be voted in accordance with the specifications made hereon. If no contrary specification is made, then this Proxy will be voted FOR the election of the six director nominees named in Item 1, FOR Item 2 and in the discretion of the proxies for such other business as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY in the enclosed, pre-addressed stamped envelope.

  PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE! ANNUAL MEETING OF STOCKHOLDERS SYNAGRO TECHNOLOGIES, INC. OCTOBER 31, 2000

                         (To be Signed on Reverse Side)

                                                                ---------------
                                                                  SEE REVERSE
                                                                     SIDE
                                                                ---------------

X  Please mark your
   votes as in this
   example.

                                     Nominees: Ross M. Patten
1. Election of    FOR   WITHHOLD               Kenneth Ch'uan-k'ai Leung
   Directors      [ ]     [ ]                  Alfred Tyler 2nd
                                               Gene Meredith
                                               David A. Donnini
                                               Vincent J. Hemmer

To withhold authority to vote
for any individual nominee,
print that nominee's name on
the line below.

--------------------------------

2. Approve and adopt the         FOR   AGAINST
   2000 Stock Option Plan        [ ]     [ ]

3. In their discretion, upon     FOR   WITHHOLD
   such other matters            [ ]     [ ]
   (including procedural and
   other matters relating to
   the conduct of the meeting)
   which may properly come
   before the meeting and any
   adjournment thereof.

SIGNATURE(S) _______________________________________  DATE ____________________

NOTE: Please sign exactly as your name appears on your stock certificate. When signing as executor, administrator, trustee or other representative, please give your full title. All joint owners should sign.